SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          January 25, 2010

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry Into A Material Definitive Agreement

We, our subsidiaries and our lender, PNC Bank, National Association (“PNC”), entered into Amendment No. 14 (“Amendment”), dated as of January 25, 2010, to our Revolving Credit, Term Loan and Security Agreement (“Loan Agreement”), amending the interest rate to be paid under the LIBOR option.  Under the terms of the Loan Agreement, we are to pay interest on the outstanding balance of the term loan and the revolving line of credit, at our option, based on prime plus 2.5% and 2.0%, respectively, or LIBOR plus 3.5% and 3.0%, respectively.  Under the Loan Agreement prior to the Amendment, the LIBOR option included a 2.5% floor, which limited the minimum interest rates on the term loan and revolving line of credit at 6.0% and 5.5%, respectively.  Under the Amendment, we and PNC agreed to lower the floor on the LIBOR interest rate option by 150 basis points to 1.0%, allowing for minimum interest rate floor under the LIBOR option on the outstanding balances of our term loan and revolving line of credit of 4.5% and 4.0%, respectively.  The prime rate option of prime plus 2.5% and 2.0% in connection with our term loan and revolving line of credit, respectively, was not changed under the Amendment.

All other terms of the Loan Agreement, as amended prior to this Amendment, remain principally unchanged.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

We and PNC entered into the Amendment to our Loan Agreement, as described in Item 1.01 of this report, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits.

Exhibit	Description

99.1	Amendment No. 14 to Revolving Credit, Term Loan and Security Agreement, dated January 25, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 28, 2010

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer